Exhibit 99.1

Grocery Outlet Holding Corp. Announces Second Quarter Fiscal 2022 Financial Results
Raises Fiscal Year 2022 Guidance
Emeryville, CA – August 9, 2022 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") today announced financial results for the second quarter of fiscal 2022 ended July 2, 2022.
Highlights for the Second Quarter Fiscal 2022 as compared to the Second Quarter Fiscal 2021:
•Net sales increased by 15.7% to $897.7 million.
•Comparable store sales increased by 11.2% and on a 3-year stacked basis increased by 17.9%(1).
•The Company opened seven new stores, ending the quarter with 425 stores in eight states.
•Net income increased by 2.3% to $20.1 million, or $0.20 per diluted share.
•Adjusted EBITDA(2) increased by 18.3% to $60.1 million.
•Adjusted net income(2) increased by 23.6% to $28.9 million, or $0.29 per adjusted diluted share(2).
Eric Lindberg, CEO of Grocery Outlet, commented, "We are extremely pleased with our second quarter performance and the continued momentum in our business. Our mission of Touching Lives for the Better has always been firmly rooted in providing customers access to affordable quality food at unbeatable savings. As consumers are faced with record levels of inflation, our business is well-positioned to help them stretch their budgets. I would like to thank our talented independent operators and team members for their tireless commitment to that mission."

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(1) Comparable store sales on a 3-year stacked basis represents the sum of the increase or decrease in comparable store sales, as reported, in the second quarters of fiscal 2022, 2021 and 2020 and 26 weeks ended July 2, 2022, July 3, 2021 and June 27, 2020.
(2) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. Please note that our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the "Non-GAAP Financial Information" section of this release for additional information about these items.

Highlights for the 26 Weeks Ended July 2, 2022 as compared to the 26 Weeks Ended July 3, 2021:
•Net sales increased by 13.2% to $1.73 billion.
•Comparable store sales increased by 8.2% and on a 3-year stacked basis increased by 16.1%(1).
•Net income decreased by 17.8% to $31.7 million, or $0.32 per diluted share.
•Adjusted EBITDA(2) increased by 9.7% to $109.4 million.
•Adjusted net income(2) increased by 8.4% to $50.4 million, or $0.50 per adjusted diluted share(2).
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $84.3 million at the end of the second quarter of fiscal 2022.
•As previously reported, in April 2022, we prepaid $75.0 million of principal on the senior term loan outstanding under our First Lien Credit Agreement. Total debt was $378.8 million at the end of the second quarter of fiscal 2022, net of unamortized discounts and debt issuance costs.
•Net cash provided by operating activities during the second quarter of fiscal 2022 was $48.4 million.
•Capital expenditures for the second quarter of fiscal 2022, before the impact of tenant improvement allowances, were $29.5 million, and, net of tenant improvement allowances, were $25.5 million.
Outlook:
The Company is raising its fiscal 2022 outlook on key metrics as follows:

	Previous	Revised
New store openings, net	28	28
Net sales	$3.39 billion to $3.42 billion	$3.46 billion to $3.48 billion
Comparable store sales increase	5.5% to 6.5%	8.0% to 8.5%
Gross margin	~30.6%	~30.6%
Adjusted EBITDA(1)	$213 million to $220 million	$218 million to $223 million
Adjusted earnings per share — diluted(1)	$0.94 to $0.99	$0.97 to $1.00
Capital expenditures (net of tenant improvement allowances)	~$115 million	~$115 million
Charles Bracher, CFO of Grocery Outlet, commented, "We delivered strong second quarter results, exceeding both our top and bottom-line expectations, which is a testament to our value-oriented model and our hard-working team. Our increased full year outlook reflects solid first half performance, ongoing momentum in the current quarter, and continued reinvestments in our business in support of our long-term objectives."

Conference Call Information:
A conference call to discuss the second quarter fiscal 2022 financial results is scheduled for today, August 9, 2022 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9208 approximately 10 minutes prior to the start of the call, using conference ID #13730478. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (844) 512-2921 and entering access code 13730478. The replay will be available for approximately two weeks after the call.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share as supplemental measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. In addition, the Company uses adjusted EBITDA to supplement GAAP measures of performance to evaluate performance in connection with compensation decisions. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company's operating results. Management believes that excluding items from operating income, net income and net income per diluted share that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude, enhances the comparability of the Company's results and provides additional information for analyzing trends in the business.
Adjusted EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization expenses ("EBITDA") and adjusted to exclude share-based compensation expense, non-cash rent, asset impairment and gain or loss on disposition, provision for accounts receivable reserves and certain other expenses that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude. Adjusted net income represents net income adjusted for the previously mentioned adjusted EBITDA adjustments, further adjusted for costs related to amortization of purchase accounting assets and deferred financing costs, tax adjustment to normalize the effective tax rate, and tax effect of total adjustments. Basic adjusted earnings per share is calculated using adjusted net income, as defined above, and basic weighted average shares outstanding. Diluted adjusted earnings per share is calculated using adjusted net income, as defined above, and diluted weighted average shares outstanding.
EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share are non-GAAP measures and may not be comparable to similar measures reported by other companies. EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company addresses the limitations of the non-GAAP measures through the use of various GAAP measures. In the future the Company will incur expenses or charges such as those added back to calculate adjusted EBITDA or adjusted net income. The presentation of EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share should not be construed as an inference that future results will be unaffected by the adjustments used to derive these non-GAAP measures.
The Company has not reconciled the non-GAAP adjusted EBITDA and adjusted diluted earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in release other than statements of historical fact, including statements regarding prospects of the industry and the Company's outlook, prospects, plans, share repurchase programs, business, results of operations, financial position, future financial performance and business strategy may constitute forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "project," "seek," "will," and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including the following: failure of suppliers to consistently supply the Company with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; inflation and other changes affecting the market prices and supply of the products the Company sells; failure to open, relocate or remodel stores on schedule and on budget; risks associated with newly opened stores; costs and successful implementation of marketing, advertising and promotions; failure to maintain the Company's reputation and the value of its brand, including protecting intellectual property; any significant disruption to the Company's distribution network, the operations of its distributions centers and timely receipt of inventory; inability to maintain sufficient levels of cash flow from operations; risks associated with leasing substantial amounts of space; failure to participate effectively in the growing online retail marketplace; natural or man-made disasters, unusual weather conditions (which may become more frequent due to climate change), power outages, pandemic outbreaks, terrorist acts, global political events or other serious catastrophic events and the concentration of the Company's business operations; unexpected costs and negative effects if the Company incurs losses not covered by insurance; inability to attract, train and retain highly qualified employees; risks associated with economic conditions; competition in the retail food industry; movement of consumer trends toward private labels and away from name-brand products; the outbreak of COVID-19 and its variants; failure to maintain the security of information relating to personal information or payment card data of customers, employees and suppliers; material disruption to information technology systems; risks associated with products the Company and its independent operators ("IOs") sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; failure of the IOs to successfully manage their business; failure of the IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of the IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against the IOs; legal challenges to the IO/independent contractor business model; failure to maintain positive relationships with the IOs; risks associated with actions the IOs could take that could harm the Company's business; the Company's substantial indebtedness could affect its ability to operate its business, react to changes in the economy or industry or pay debts and meet obligations; restrictive covenants in the Company's debt agreements may restrict its ability to pursue its business strategies, and failure to comply with any of these restrictions could result in acceleration of the Company's debt; risks associated with tax matters; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; and the other factors discussed under "Risk Factors" in the Company's most recent annual report on Form 10-K and in other subsequent reports the Company files with the United States Securities and Exchange Commission (the "SEC"). The Company's periodic filings are accessible on the SEC's website at www.sec.gov.
Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks or assess the impact of all factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company does not undertake any duty to update any of these forward-looking statements after the date of this news release or to conform these statements to actual results or revised expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 420 stores in California, Washington, Oregon, Pennsylvania, Idaho, Nevada, New Jersey and Maryland.
INVESTOR RELATIONS CONTACTS:
Arvind Bhatia, CFA
(510) 704-2816
abhatia@cfgo.com

Jean Fontana
(646) 277-1214
Jean.Fontana@icrinc.com
MEDIA CONTACT:
Layla Kasha
(510) 379-2176
lkasha@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net sales	$897,659	$775,535	$1,729,086	$1,528,001
Cost of sales	618,248	537,737	1,198,786	1,058,276
Gross profit	279,411	237,798	530,300	469,725
Operating expenses:
Selling, general and administrative	224,225	192,955	431,658	381,553
Depreciation and amortization	18,791	16,959	37,024	32,502
Share-based compensation	9,484	4,210	15,279	8,149
Total operating expenses	252,500	214,124	483,961	422,204
Income from operations	26,911	23,674	46,339	47,521
Other expenses (income):
Interest expense, net	3,875	3,922	7,557	7,828
Gain on insurance recoveries	—	(3,970)	—	(3,970)
Loss on debt extinguishment	1,274	—	1,274	—
Total other expenses (income)	5,149	(48)	8,831	3,858
Income before income taxes	21,762	23,722	37,508	43,663
Income tax expense	1,668	4,082	5,840	5,131
Net income and comprehensive income	$20,094	$19,640	$31,668	$38,532
Basic earnings per share	$0.21	$0.21	$0.33	$0.40
Diluted earnings per share	$0.20	$0.20	$0.32	$0.39
Weighted average shares outstanding:
Basic	96,578	95,724	96,358	95,449
Diluted	100,140	99,604	99,788	99,587

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 2, 2022	January 1, 2022
Assets
Current assets:
Cash and cash equivalents	$84,260	$140,085
Independent operator receivables and current portion of independent operator notes, net of allowance	8,135	7,219
Other accounts receivable, net of allowance	3,683	3,159
Merchandise inventories	318,424	275,502
Prepaid expenses and other current assets	14,532	16,780
Total current assets	429,034	442,745
Independent operator notes, net of allowance	21,736	21,516
Property and equipment, net	522,392	499,387
Operating lease right-of-use assets	908,054	898,152
Intangible assets, net	56,789	51,921
Goodwill	747,943	747,943
Other assets	7,448	8,144
Total assets	$2,693,396	$2,669,808
Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$132,846	$122,110
Accrued and other current liabilities	52,990	49,025
Accrued compensation	18,189	8,450
Current lease liabilities	50,142	51,136
Income and other taxes payable	6,265	7,185
Total current liabilities	260,432	237,906
Long-term debt, net	378,794	451,468
Deferred income tax liabilities, net	14,980	9,416
Long-term lease liabilities	982,499	961,746
Total liabilities	1,636,705	1,660,536
Stockholders' equity:
Common stock	97	96
Series A preferred stock	—	—
Additional paid-in capital	827,451	811,701
Retained earnings	229,143	197,475
Total stockholders' equity	1,056,691	1,009,272
Total liabilities and stockholders' equity	$2,693,396	$2,669,808

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	26 Weeks Ended
	July 2, 2022	July 3, 2021
Cash flows from operating activities:
Net income	$31,668	$38,532
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	34,813	29,969
Amortization of intangible and other assets	3,731	3,842
Amortization of debt issuance costs and discounts	1,190	1,255
Gain on insurance recoveries	—	(3,970)
Loss on debt extinguishment	1,274	—
Share-based compensation	15,279	8,149
Provision for accounts receivable	2,052	2,289
Proceeds from insurance recoveries - business interruption and inventory	—	2,103
Deferred income taxes	5,564	4,567
Other	546	764
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	(2,614)	1,869
Merchandise inventories	(42,922)	(3,015)
Prepaid expenses and other current assets	2,248	2,236
Income and other taxes payable	(920)	(742)
Trade accounts payable, accrued compensation and other liabilities	22,358	(11,279)
Changes in operating lease assets and liabilities, net	10,460	8,570
Net cash provided by operating activities	84,727	85,139
Cash flows from investing activities:
Advances to independent operators	(4,788)	(4,945)
Repayments of advances from independent operators	3,691	2,464
Purchases of property and equipment	(58,318)	(63,988)
Proceeds from sales of assets	29	20
Investments in intangible assets and licenses	(5,992)	(3,637)
Proceeds from insurance recoveries - property and equipment	—	1,867
Net cash used in investing activities	(65,378)	(68,219)
Cash flows from financing activities:
Proceeds from exercise of stock options	3,956	4,992
Principal payments on senior term loan	(75,000)	—
Principal payments on finance leases	(646)	(518)
Repurchase of common stock	(3,451)	—
Dividends paid	(33)	(97)
Net cash provided by (used in) financing activities	(75,174)	4,377
Net increase (decrease) in cash and cash equivalents	(55,825)	21,297
Cash and cash equivalents at beginning of period	140,085	105,326
Cash and cash equivalents at end of period	$84,260	$126,623

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net income	$20,094	$19,640	$31,668	$38,532
Interest expense, net	3,875	3,922	7,557	7,828
Income tax expense	1,668	4,082	5,840	5,131
Depreciation and amortization expenses (1)	19,554	17,667	38,544	33,811
EBITDA	45,191	45,311	83,609	85,302
Share-based compensation expenses (2)	9,484	4,210	15,279	8,149
Non-cash rent (3)	1,835	3,061	3,771	5,969
Asset impairment and gain or loss on disposition (4)	182	305	545	757
Provision for accounts receivable reserves (5)	819	1,334	2,052	2,289
Other (6)	2,626	(3,385)	4,131	(2,793)
Adjusted EBITDA	$60,137	$50,836	$109,387	$99,673

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		26 Weeks Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net income	$20,094	$19,640	$31,668	$38,532
Share-based compensation expenses (2)	9,484	4,210	15,279	8,149
Non-cash rent (3)	1,835	3,061	3,771	5,969
Asset impairment and gain or loss on disposition (4)	182	305	545	757
Provision for accounts receivable reserves (5)	819	1,334	2,052	2,289
Other (6)	2,626	(3,385)	4,131	(2,793)
Amortization of purchase accounting assets and deferred financing costs (7)	3,055	2,943	6,167	5,886
Tax adjustment to normalize effective tax rate (8)	(4,295)	(2,402)	(4,471)	(6,658)
Tax effect of total adjustments (9)	(4,947)	(2,371)	(8,782)	(5,672)
Adjusted net income	$28,853	$23,335	$50,360	$46,459

GAAP earnings per share
Basic	$0.21	$0.21	$0.33	$0.40
Diluted	$0.20	$0.20	$0.32	$0.39
Adjusted earnings per share
Basic	$0.30	$0.24	$0.52	$0.49
Diluted	$0.29	$0.23	$0.50	$0.47
Weighted average shares outstanding
Basic	96,578	95,724	96,358	95,449
Diluted	100,140	99,604	99,788	99,587

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(1)Includes depreciation related to our distribution centers, which is included within the cost of sales line item in our condensed consolidated statements of operations and comprehensive income.
(2)Includes non-cash share-based compensation expense and cash dividends paid on vested share-based awards as a result of dividends declared in connection with recapitalizations that occurred in fiscal 2018 and 2016.
(3)Consists of the non-cash portion of rent expense, which represents the difference between our straight-line rent expense recognized under GAAP and cash rent payments. The adjustment can vary depending on the average age of our lease portfolio.
(4)Represents impairment charges with respect to planned store closures and gains or losses on dispositions of assets in connection with store transitions to new IOs.
(5)Represents non-cash changes in reserves related to our IO notes and accounts receivable.
(6)Represents other non-recurring, non-cash or non-operational items, such as store closing costs, loss on debt extinguishment, costs related to employer payroll taxes associated with equity awards, technology upgrade implementation costs, legal settlements and other legal expenses, certain personnel-related costs, gain on insurance recoveries and miscellaneous costs.
(7)Represents the amortization of debt issuance costs and incremental amortization of an asset step-up resulting from purchase price accounting related to our acquisition in 2014 by an investment fund affiliated with Hellman & Friedman LLC, which included trademarks, customer lists, and below-market leases.
(8)Represents adjustments to normalize the effective tax rate for the impact of unusual or infrequent tax items that we do not consider in our evaluation of ongoing performance, including excess tax benefits related to stock option exercises and vesting of restricted stock units that are recorded in earnings as discrete items in the reporting period in which they occur.
(9)Represents the tax effect of the total adjustments. We calculate the tax effect of the total adjustments on a discrete basis excluding any non-recurring and unusual tax items.